Exhibit 99.1

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

REAL ASSET ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter Ort and Jeff Tuder, and each of them independently, with full power of substitution, as proxies to vote all of the ordinary shares of Real Asset Acquisition Corp. (“RAAQ”) that the undersigned is entitled to vote at the extraordinary general meeting of shareholders of RAAQ to be held on [•], 2026 at [•] Eastern time, at the offices of Perkins Coie LLP, located at 1155 Avenue of the Americas, New York, New York 10036, and also virtually at [•], and any adjournments or postponements thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary

General Meeting of Shareholders to be held on [•], 2026

The Notice of Extraordinary General Meeting of Shareholders and the accompanying proxy statement/prospectus are available at: [•]

REAL ASSET ACQUISITION CORP—THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS		Please mark vote as indicated in this example	☒

1.  Business Combination Proposal — To approve and authorize, by ordinary resolution, the Business Combination Agreement, dated as of February 22, 2026, by and among RAAQ, IQM Finland Oy (“IQM”), IQM US LLC (“Merger Sub”) and ECLIPSE QC S.à r.l., a copy of which is included as Annex A to the accompanying proxy statement/prospectus, pursuant to which, among other things, (i) IQM will effectuate certain internal capital restructuring steps (the “IQM Capital Restructuring”) immediately prior to the effective time of the Merger (as defined below), and (ii) promptly thereafter, RAAQ will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as an indirect wholly owned subsidiary of IQM (collectively, the “Business Combination”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Merger Proposal — To approve, by special resolution, the Merger and the Plan of Merger, substantially in the form attached to the accompanying proxy statement/prospectus as Annex B.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.  Adjournment Proposal — To approve, by ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates, if necessary or convenient, (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of one or more proposals at the extraordinary general meeting, (ii) if RAAQ determines that one or more of the conditions to Closing is not or will not be satisfied or waived or (iii) to facilitate the Business Combination, the Merger or any other transaction contemplated by the Business Combination Agreement or the related agreements.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

                       , 2026

Signature

(Signature if held jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person or authorized entity.